UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2009

RCM Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

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Item 1.01.	Entry into a Material Definitive Agreement.

On February 19, 2009, RCM Technologies, Inc. (“we,” “us,” and “our”) entered into a Second Amended & Restated Loan and Security Agreement (the “Amendment”) to our secured revolving credit facility (as amended by the Amendment, the “Credit Facility”), for which Citizens Bank of Pennsylvania, serves as Administrative Agent. Also party to the Amendment are all of our subsidiaries, which are guarantors of the Credit Facility.

Under the Amendment, the total commitment under the Credit Facility was reduced from $25.0 million to $15.0 million. The Credit Facility continues to have a $5.0 million sub-limit for letters of credit. The Credit Facility continues to have a maturity date of August 31, 2011. Borrowings under the Credit Facility remain collateralized with substantially all of our assets, as well as the capital stock of our subsidiaries.

Borrowings under the Credit Facility can bear interest at various rates, depending upon the type of loan. Various aspects of the manner in which these rates are determined have been modified by the Amendment. We have two borrowing options, either (1) a “Prime Base Rate” option, under which the interest rate shall be the per annum rate equal to the Administrative Agent’s prime rate or (2) a “LIBOR Rate” option, under which the interest rate is calculated using LIBOR plus a spread ranging from 1.60% to 2.60%. The amount of the spread under each borrowing option depends on the ratio of consolidated funded debt to EBITDA (which, for purposes of the Credit Facility, is defined as income before interest expense, income taxes, depreciation and amortization and certain other charges as defined in the Amendment).

The Credit Facility contains certain affirmative and negative covenants including limitations on specified levels of capital expenditures, consolidated leverage, consolidated fixed charges and minimum tangible net worth requirements, and includes limitations on, among other things, dividends, liens, mergers, consolidations, sales of assets, incurrence of debt and capital expenditures. We are also required to pay a monthly Unused Line Fee on the amount of the Credit Facility not drawn which, as modified by the Amendment, is 0.25%. Upon the occurrence of an event of default under the Credit Facility, such as non-payment or failure to observe specific covenants, the lenders would be entitled to declare all amounts outstanding under the Credit Facility immediately due and payable.

This description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

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(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1

Second Amended and Restated Loan and Security Agreement dated as of February 19, 2009, between RCM Technologies, Inc. and all of its Subsidiaries, Citizens Bank of Pennsylvania as Administrative Agent and Arranger and the Financial Institutions Named therein as Lenders

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                                                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
President and Chief Executive Officer

Dated: February 25, 2009

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1

Second Amended and Restated Loan and Security Agreement dated as of February 19, 2009, between RCM Technologies, Inc. and all of its Subsidiaries, Citizens Bank of Pennsylvania as Administrative Agent and Arranger and the Financial Institutions Named therein as Lenders

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